Exhibit 10.7
ASSIGNMENT OF EMPLOYMENT AGREEMENTS
This Assignment of Employment Agreements (this “Assignment”) is entered into as of February 7, 2020, by and between FGL HOLDINGS, a Cayman Islands exempted company (“Assignor”), and F II Corp., a Cayman Islands exempted company (“Assignee”), and is acknowledged and agreed to by Christopher Blunt, Jonathan Bayer and John Fleurant.
RECITALS
WHEREAS, in connection with that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 7, 2020, by and among FIDELITY NATIONAL FINANCIAL, INC., a Delaware corporation (“Parent”), F I Corp., a Cayman Islands exempted company and wholly owned subsidiary of Parent, Assignee and Assignor, the Second Merger (as defined in the Merger Agreement) will result in a potential deemed transfer of assets and assignment of contracts from Assignor to Assignee;
WHEREAS, (i) Assignor and Christopher Blunt are parties to that certain Employment Agreement, dated as of February 6, 2019 (the “Blunt Employment Agreement”), (ii) Assignor and Jonathan Bayer are parties to that certain Employment Agreement, dated as of February 6, 2019 (the “Bayer Employment Agreement”) and (iii) Assignor and John Fleurant are parties to that certain Employment Agreement, dated as of November 11, 2019 (the “Fleurant Employment Agreement”, together with the Blunt Employment Agreement and the Bayer Employment Agreement, the “Employment Agreements”); and
WHEREAS, in connection with the Second Merger, the parties hereto desire to assign the Employment Agreements from Assignor to Assignee.
NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto hereby agree as follows:
1.Status of Employment Agreements.  The Employment Agreements remain in full force and effect, and shall not be deemed waived, modified, superseded or otherwise affected in any respect.
2.Assignment of Employment Agreements.  Assignor hereby assigns the Employment Agreements to Assignee, concurrently with, and effective as of, the Effective Time of the Second Merger, and Assignee hereby accepts and assumes all of Assignor’s obligations, rights and interests under the Employment Agreements and agrees to be bound by all the terms of the Employment Agreements applicable to Assignee as though it were an original party to each Employment Agreement. Each of Christopher Blunt, Jonathan Bayer and John Fleurant hereby consents to and acknowledges the assignment of each of their respective Employment Agreements to Assignee as contemplated by this Section 2.

3.Counterparts.  This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
4.Further Assurances.  Each of the parties hereto shall (i) execute and deliver, at the reasonable request of the other party hereto, such additional documents, instruments, conveyances and assurances and (ii) take such further actions, at the reasonable request of the other party hereto, to carry out the provisions hereof and give effect to the transactions contemplated by this Assignment.
5.Termination.  In the event the Merger Agreement is terminated prior to the consummation of the Second Merger, this Assignment shall automatically be null and void ab initio and will have no further force or effect.
6.Governing Law.   This Assignment shall be governed by, and construed in accordance with, the laws of the State of Iowa, without giving effect to its conflict of laws principles.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first above written.

ASSIGNOR:

FGL HOLDINGS

By:	/s/ Eric L. Marhoun
	Name:	Eric L. Marhoun
	Title:	Executive Vice President & General Counsel

ASSIGNEE:

F II CORP.

By:	/s/ Michael L. Gravelle
	Name:	Michael L. Gravelle
	Title:	Director
[Signature Page to Assignment of Employment Agreements]

ACKNOWLEDGED AND AGREED:

/s/ Christopher Blunt
Christopher Blunt

/s/ Jonathan Bayer
Jonathan Bayer

/s/ John Fleurant
John Fleurant
[Signature Page to Assignment of Employment Agreements]